SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2003

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE (State or other jurisdiction of incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama (Address of principal executive offices)	35211 (Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	May 20, 2003 news release announcing results of operations and financial condition for the first quarter ended May 3, 2003

Item 9. Regulation FD Disclosure.

The information contained in this section is intended to be included under “Item 12. Results of Operations and Financial Condition” and is included under Item 9 in accordance with SEC Release No. 33-8216.

On May 20, 2003, Saks Incorporated (the “Company”) issued a news release announcing the Company’s results of operations and financial condition for the first quarter ended May 3, 2003. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The attached news release referred to above contains a non-GAAP financial measure designated “income before certain items.” Management believes that income before certain items provides useful information to investors because it provides for better comparability between periods and more accurately reflects the ongoing core operations of the Company. The excluded “certain items” represent income or expenses that are not charged to the operating segments because they are considered to be unusual or exceptional in nature or otherwise inconsistent with management’s view of ongoing core operations. The reader is cautioned, however, that any non-GAAP financial measure provided by the Company is provided in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Other factors may have an effect on the Company’s financial position, results of operations and cash flows and should be considered when assessing the Company’s actual financial condition and operating performance regardless of whether these items are included in the referred-to non-GAAP financial measure. Additionally, the methods used by the Company to calculate this non-GAAP financial measure may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measure provided by the Company may not be comparable to similar measures provided by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: May 20, 2003	/s/ Douglas E. Coltharp
Douglas E. Coltharp Executive Vice President and Chief Financial Officer